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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  APRIL 27, 2001
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                        WARWICK VALLEY TELEPHONE COMPANY
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               (Exact Name of Registrant as Specified in Charter)

NEW YORK                            0-11174                  14-1160510
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(State or Other Jurisdiction        (Commission              (IRS Employer
of Incorporation)                   File Number)             Identification No.)

47 MAIN STREET, WARWICK, NEW YORK                                     10990
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code  (845) 986-8080
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         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

On April 27, 2001, Warwick Valley Telephone Company announced at its annual meeting and issued the following press release:

"Warwick, N.Y., April 27, 2001 - Warwick Valley Telephone Company announced today that it has filed a petition with the New York State Public Service Commission (the "PSC") seeking approval to reorganize its corporate structure in order to create a holding company that would separate its regulated local exchange operations from its deregulated operations. Under this reorganization plan, corporate management and administrative functions would remain at Warwick Valley Telephone Company, proposed to be renamed WVT Communications Inc., which would become the unregulated holding company of a regulated local exchange subsidiary (proposed to be named Warwick Valley Telephone Company) and other unregulated subsidiaries.

Before Warwick Valley Telephone Company may complete the reorganization plan, it must first obtain the approval of both the PSC and its shareholders. Assuming all approvals are obtained, Warwick Valley Telephone Company expects to complete this reorganization by the end of 2001.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are subject to various risks and uncertainties. Warwick Valley Telephone Company's actual results could differ from those anticipated in such forward-looking statements as a result of numerous factors which may be beyond the Warwick Valley Telephone Company's control."
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WARWICK VALLEY TELEPHONE COMPANY

Dated: April 27, 2001                  By: /s/ M. Lynn Pike
                                           -------------------------------------
                                       Name:  M. Lynn Pike
                                       Title: President